Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Sientra, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.01 par value per share	Other	511,128(2)	$1.83(3)	$935,364.24	$110.20 per $1,000,000	$103.08

Total Offering Amounts					$935,364.24		$103.08

Total Fee Offsets							—

Net Fee Due							$103.08

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that become issuable under the Inducement Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents 511,128 shares of Common Stock issuable pursuant to the Inducement Plan.
(3)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act and based on the average of the high and low prices per share of the Registrant’s common stock on June 15, 2023, as reported on the NASDAQ Global Select Market.